UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________________________
FORM 8-K

_________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 25, 2025 ( April 23, 2025)

 _________________________________________________________
CME GROUP INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-31553	36-4459170
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 South Wacker Drive	Chicago	Illinois	60606
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 930-1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock	CME	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) of this chapter or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
Senior Credit Facility

Effective as of April 23, 2025, CME Group Inc. (“CME Group”) entered into a new multi-currency revolving credit facility (the “Senior Credit Facility”) with certain lenders, agents, arrangers, bookrunners and Bank of America, N.A., as Administrative Agent.

The Senior Credit Facility is for a line of credit of $2.25 billion with the option to increase the facility from time to time from $2.25 billion to $3.25 billion. The proceeds of the Senior Credit Facility can be used for ongoing working capital and other general corporate purposes. The Senior Credit Facility is voluntarily pre-payable from time to time without premium or penalty.
The maturity date of the Senior Credit Facility is April 23, 2030.

The Senior Credit Facility agreement includes representations and warranties, covenants and events of default, including requirements that CME Group maintain a minimum consolidated net worth, as well as customary limitations on liens on the assets of CME Group and its significant subsidiaries, subsidiary indebtedness and fundamental changes, including certain mergers and consolidations of CME Group and its significant subsidiaries, certain dispositions of all or substantially all of the consolidated assets of CME Group and its subsidiaries taken as a whole or of more than 50% of the voting stock of Chicago Mercantile Exchange Inc. (“CME”), Board of Trade of the City of Chicago, Inc. or New York Mercantile Exchange, Inc. and certain liquidations and dissolutions of CME Group and its significant subsidiaries.

The Senior Credit Facility amends and restates the Credit Agreement, dated as of November 12, 2021, among CME Group Inc., certain financial institutions and other persons party thereto as lenders, and Bank of America, N.A., as Administrative Agent (filed as Exhibit 10.1 to CME Group Inc.’s Form 8-K, filed with the SEC on November 16, 2021).

The foregoing description of the Senior Credit Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Senior Credit Facility, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Clearing House Credit Facility

Effective as of April 23, 2025, CME entered into an amendment (the “Amendment No. 10”) to its 364-day multi-currency credit facility (the “364-Day Credit Facility”) with Bank of America, N.A., in its capacity as Administrative Agent, Citibank, N.A., in its capacity as Collateral Agent and Collateral Monitoring Agent, and the banks party thereto. The 364-Day Credit Facility as amended by the Amendment 10 is referred to as the “Existing 364-Day Credit Facility.”

The Existing 364-Day Credit Facility is for a multi-currency revolving secured credit facility of $7 billion (which is eligible to be increased to $10 billion). The proceeds of the Existing 364-Day Credit Facility may be used to provide temporary liquidity in the unlikely event a clearing firm fails to promptly discharge an obligation to the clearing house, in the event of a liquidity constraint or default by a depositary (custodian for our collateral), in the event of a temporary disruption with the domestic payments system that would delay payment of settlement variation between CME and its clearing firms, or in other cases as provided by the CME rulebook. Clearing firm guaranty fund contributions received in the form of cash or U.S. Treasury securities as well as the performance bond assets (pursuant to the CME rulebook) can be used to collateralize the facility. The Existing 364-Day Credit Facility contains a requirement that CME remain in compliance with a consolidated tangible net worth test.

The foregoing description of the Existing 364-Day Credit Facility is only a summary, does not purport to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Existing 364-Day Credit Facility, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of April 23, 2025, among CME Group Inc., certain lenders, agents, arrangers, bookrunners, and Bank of America, N.A., as Administrative Agent.
10.2
Amendment No. 10 to Credit Agreement, dated as of April 23, 2025, among Chicago Mercantile Exchange Inc., certain lenders, Bank of America, N.A., as Administrative Agent, and Citibank, N.A., as Collateral Agent and Collateral Monitoring Agent.

104	The cover page from CME Group Inc.'s Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CME Group Inc.
Registrant

Date: April 25, 2025	By:	/s/ Lynne Fitzpatrick
	Name: Title:	Lynne Fitzpatrick Senior Managing Director, President and Chief Financial Officer Principal Financial Offer and Duly Authorized Officer